Golden Phoenix Expands Executive and Legal Team as Company Prepares for
Anticipated Production in Nevada and Peru Q1 2011

SPARKS, NV, FEBRUARY 28, 2011 —  Golden Phoenix Minerals, Inc. (the “Company”) (OTC Bulletin Board: GPXM) is pleased to announce that its executive and legal team will expand to facilitate the Company’s rapidly evolving acquisition and royalty mining growth strategy.

Effective March 15, 2011, Donald Gunn, Independent Director, will become President of Golden Phoenix. Effective immediately, Sarah Ham, specialist in corporate finance, securities and international transactions, will join the Company as in-house General Legal Counsel. Effective March 15, 2011, President and Chairman, Robert Martin, will focus exclusively on the Chairmanship of Golden Phoenix.

“Our rapid growth and anticipated production in Nevada and Peru this quarter requires additional expertise at the corporate level,” stated Tom Klein, CEO of Golden Phoenix. “The addition of Don Gunn as President and Sarah Ham as General Counsel will allow Rob Martin to focus exclusively on the Chairmanship and position me to devote more time to potential acquisitions and new royalty agreements.”

Mr. Gunn’s business expertise is recurring revenue streams. He brings nearly three decades of business, financial and entrepreneurial experience to Golden Phoenix. He has been a shareholder for five years and owns in excess of six million shares. His private interests include investing and commodity trading, assisting small business start- ups and analysis of the gold and silver markets.

Ms. Ham’s legal expertise focuses on international and domestic business dealings representing public companies with capital raising efforts, securities compliance and implementation of corporate transactions, including stock and asset acquisitions and sales, as well as joint ventures. She received her JD from the University of California, Davis School of Law and has been active in the leadership of the Sacramento County Bar Association and non- profit organizations.

Please visit the Golden Phoenix website at:  www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and mining superior precious and strategic metal deposits throughout North, Central and South America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada. Golden Phoenix has an option to earn an 80% interest in the Vanderbilt Silver and Gold Project, and the Coyote Fault Gold and Silver Project, both of which are adjacent to the Mineral Ridge gold and silver property near Silver Peak, Nevada. Golden Phoenix has entered into a Memorandum of Understanding to acquire an 80% interest in five gold and molybdenum properties in Peru; two on the Pataz Gold Trend in the north and three in the Porvenir area in the south. Golden Phoenix has entered into a Definitive Acquisition Agreement to acquire a 100% interest in four gold and base metal properties in the Shining Tree Mining District in Ontario, Canada.

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.Golden-Phoenix.com

“Safe Harbor“ Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications (775) 453-4741 robertian@golden-phoenix.com

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.Golden-Phoenix.com